UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2010

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3805 Edwards Road, Suite 400
Cincinnati, OH  45209
 (Address of principal executive
offices including zip code)
(513) 824-8297

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

Effective on May 10, 2010, Zoo Entertainment, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”), effecting a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio of one-for-600.  The Company’s Board of Directors and stockholders approved the Certificate of Amendment on January 13, 2010, and the Company’s Board of Directors authorized the implementation of the reverse stock split on April 23, 2010.

As a result of the reverse stock split, every 600 shares of the Company issued and outstanding common stock were combined into one share of common stock. Any fractional share resulting from the reverse split was rounded up to the nearest whole number. The reverse stock split reduced the number of the Company’s outstanding shares of common stock from 2,778,409,829 to 4,630,741.  The effect of the reverse stock split on the exercise price and the number of shares of common stock issuable upon exercise of the Company’s outstanding warrants and options is set forth in that Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 5, 2010, which is incorporated by reference herein.

Commencing as of the open of business on Tuesday, May 11, 2010, the Company’s shares of common stock will trade on the OTC Bulletin Board under the ticker symbol “ZOOED” for a period of 20 business days to indicate that the reverse stock split has occurred, after which the Company’s shares of common stock will resume trading under the ticker symbol “ZOOE.”

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

The Company issued a press release announcing the effectiveness of the reverse stock split on May 10, 2010, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Number	Description

3.1	Certificate of Amendment to Certificate of Incorporation.

99.1	Press release, dated May 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2010

ZOO ENTERTAINMENT, INC.

	By:	/s/ David Fremed
	Name:	David Fremed
	Title:	Chief Financial Officer